Exhibit 4.2

Certificate Number __	APOLLO STRATEGIC GROWTH CAPITAL III INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES ACT (AS AMENDED OR REVISED FROM TIME TO TIME)	Number of Shares ___

THIS CERTIFIES THAT
OF
IS THE OWNER OF	_____________fully paid and non-assessable CLASS A ORDINARY SHARES of USD 0.0001 each.
IN THE COMPANY	APOLLO STRATEGIC GROWTH CAPITAL III (the "Company") transferable on the books of the Company by the holder hereof in person or by a duly authorised attorney upon surrender of this certificate to the Company. This certificate and the shares represented are issued and shall be held subject to the provisions of the Memorandum and Articles of Association of the Company.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated [____],2022

EXECUTED on behalf of the Company this ______________day of _____________

Director

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

APOLLO STRATEGIC GROWTH CAPITAL III

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Class A ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
					(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________hereby sells, assigns and transfers unto:

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares represented by the within Certificate, and does here hereby irrevocably constitute and appoint
Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.
Dated:______________________________

Shareholder:______________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPONDE WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed By: ______________________________ ______________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated [___], 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A ordinary shares if it does not consummate an initial business combination within the time period set forth therein or (b) with respect to any other material provisions relating to the rights of holders of the Company’s Class A ordinary shares or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.